Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report (Form 10-K) of Union Bankshares, Inc. of our report dated March 15, 2019 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2018, included in the 2018 Annual Report to Shareholders of Union Bankshares, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-209815) pertaining to the Union Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan and in the Registration Statement (Form S-8 No. 333-214858) pertaining to the Union Bankshares, Inc. 2014 Equity Incentive Plan of our report dated March 15, 2019, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, incorporated therein by reference, of Union Bankshares, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2018.

Portland, Maine
March 15, 2019
Vermont Registration No. 92-0000278